EXHIBIT 2.2

This Agreement dated effective this 17th day of August, 2004.

BETWEEN:

                    TELECOM SECURITY MANAGEMENT LTD., a body corporate incorporated under the laws of the Province of Ontario ("Telecom")

                                                               OF THE FIRST PART

                                     - and -

                            TERRY HOFFMAN ("Hoffman")

                                                              OF THE SECOND PART

                                     - and -

                         SECURAC INC., a body corporate
    incorporated under the laws of the Province of Alberta (the "Purchaser")

                                                               OF THE THIRD PART


                            ASSET PURCHASE AGREEMENT

                  WITNESSETH that in consideration of the premises and of the mutual covenants herein contained the parties hereto covenant and agree, each with the other as follows:

                           SECTION 1 - INTERPRETATION

1.1   Definitions

In this Agreement and the Schedules thereto, except as otherwise expressly provided, or unless the context otherwise requires:

1.1.1 "Agreements" means those agreements and contracts referred to in paragraph 2.1.2;

1.1.2 "Book of Business" means the total income generated by the Vendors in respect of the provision of risk management and business continuity services;

1.1.3 "Closing Date" means the 17th day of August, 2004 or such other date as may be agreed to by the Vendors and the Purchaser;

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1.1.4    "Excluded  Assets"  means  the those  assets  listed  on  Schedule  "B"
         attached hereto;

1.1.5 "Financial Statements" mean the financial statements of the Telecom for the twelve-month fiscal year ended June 30, 2004 as prepared by Telecom;

1.1.6    "Hoffman" means Terry Hoffman, the party of the second part;

1.1.7 "Non-Permitted Liabilities" means liabilities related to employees terminated up to and including the Closing Date and all of the Vendors' current liabilities which relate directly to the operation, up to and including the Closing Date, of the Purchased Business;

1.1.8    "Purchase  Price"  shall  have  the  meaning   attributed   thereto  in
         Subsection 3.1 hereof;

1.1.9 "Purchased Assets" shall have the meaning attributed thereto in Subsection 2.1 hereof;

1.1.10 "Purchased Business" means the Vendors' business of providing risk management and business continuity services located at 22 Cumming Drive, Barrie, Ontario;

1.1.11   "Purchaser" means Securac Inc., the party of the third part;

1.1.12   "Securac Shares" means the "common shares" of the Purchaser;

1.1.13 "Telecom" means Telecom Security Management Ltd., the party of the first part;

1.1.14 "Time of Closing" means 10:00 o'clock a.m. (Mountain Standard Time) on the Closing Date;

1.1.15 "Vendors" means, collectively, Telecom and Hoffman, the parties of the first and second parts respectively

1.2   Interpretation

In this Agreement and any amendments thereto, except as otherwise provided, or unless the context otherwise requires:

1.2.1 "this Agreement" means this Agreement as it may from time to time be supplemented or amended by one or more agreements entered into pursuant to the applicable provisions hereof;

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1.2.2    this Agreement is divided into numbered  sections and the  subdivisions of each such section are called, in descending order, "subsections", "paragraphs", "subparagraphs", "clauses", and "sub-clauses", and all references in this Agreement to particular subdivisions are to the designated subdivisions of this Agreement;

1.2.3 the words "herein" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section or other subdivision;

1.2.4 the headings and subheadings inserted in this Agreement are designed for convenience only and do not form a part of this Agreement nor are they intended to interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof;

1.2.5 any rule of construction to the effect that any ambiguity is to be resolved against the drafting party shall not be applicable in the interpretation of this Agreement;

1.2.6 any reference herein to "the best of the knowledge" of the Vendors (or words of similar import) will be deemed to mean the actual knowledge of the Vendors and the knowledge the Vendors would have assuming the Vendors conducted a diligent inquiry into the relevant matter;

1.2.7 the words "ordinary course" or "normal course" when used in relation to the conduct by the Vendors of the Purchased Business, means any transaction which constitutes an ordinary day-to-day business activity of the Vendors conducted in a commercially reasonable and businesslike manner, having no unusual or special features, and being such as a corporation or other entity of similar nature and size and engaged in a similar business might reasonably be expected to carry out from time to time;

1.2.8 words and phrases like "including", "specifically" and "particularly" when following any general statement, term or matter, shall not be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as "without limitation" or "but not limited to" or words of similar import) is used with reference thereto but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter;

1.2.9    all references to currency herein are deemed to mean Canadian currency;

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1.2.10   any  reference to a statute  shall  include and shall be deemed to be a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulation that may be passed which has the effect of supplementing or superseding the statute so referred to or the regulations made pursuant thereto;

1.2.11 any reference to "approval", "authorization" or "consent" of a party means, respectively, the written approval, the written authorization and the written consent of such party;

1.2.12 words importing the masculine gender include the feminine or neuter gender and words in the singular include the plural, and vice versa and words importing individuals shall include firms and corporations, and vice versa.

1.2.13 any reference to a Person shall include and shall be deemed to be a reference to that Person's successor;

1.2.14 Persons shall be deemed not to be dealing "at arm's length" with one another if they would not be dealing at arm's length with one another for the purposes of the Income Tax Act (Canada) in effect at the date of this Agreement; and

1.2.15 "Person" means and includes any individual, corporation, partnership, firm, joint venture, syndicate, association, trust, government, governmental agency or board or commission or authority, and other forms of entity or organization.

1.3   Schedules

The following schedules are attached hereto, incorporated herein by reference and shall be deemed to form a part hereof:

         Schedule "A"                       Assets
         Schedule "B"                       Excluded Assets
         Schedule "C"                       Non-Competition Agreement

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               SECTION 2 - PURCHASE AND SALE OF PURCHASED ASSETS

2.1   Purchased Assets

Subject to the provisions of this Agreement, the Vendors agree to sell, assign and transfer to the Purchaser and the Purchaser agrees to purchase from the Vendors, effective as of the close of business on the Closing Date, all of the property and assets used in connection with or otherwise relating to the Purchased Business (other than the Excluded Assets), whether real or personal, tangible or intangible, of every kind and description and wheresoever situate, as a going concern (collectively, the "Purchased Assets"), free and clear of all liens, charges, encumbrances and interests whatsoever, including:

2.1.1    Assets - all of the assets described in Schedule "A" hereto;

2.1.2 Agreements - The full benefit of all contracts for the provision by the Purchased Business of services and all other contracts, engagements or commitments (except as hereinafter provided) to which the Vendors are entitled in connection with the Purchased Business, whether written or oral;

2.1.3 Licences and Permits - All licenses, permits, approvals, consents, registrations, certificates and other authorizations required for the operation of the Purchased Business;

2.1.4 Books and Records - All books and records relating to and including the Book of Business (other than those required by law to be retained by the Vendors, copies of which will be made available to the Purchaser), including customer lists, sales records, price lists and catalogues, sales literature, advertising material, employee manuals, personnel records, supply records, inventory records and correspondence files (together with, in the case of any such information that is stored electronically, the media on which the same is stored); and

2.1.5 Leasehold Improvements - All leasehold improvements of the Purchased Business, wherever situate;

2.1.6 Other - All other property, assets and rights, real or personal, tangible or intangible, owned by the Vendors or to which they are entitled in connection with the Purchased Business.

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                           SECTION 3 - PURCHASE PRICE

3.1   Purchase Price and Payment

3.1.1 The purchase price for the Purchased Assets shall be the sum of $300,000 (the "Purchase Price") and shall be paid by the Purchaser by way of the issuance of 200,000 Securac Shares to the Vendors on the Closing Date.

                    SECTION 4 - COVENANTS, REPRESENTATIONS,
                            WARRANTIES OF THE VENDOR

4.1 The Vendors agree with and represent and warrant as follows to the Purchaser and acknowledge and confirm that the Purchaser is relying on such covenants, agreements, representations and warranties in connection with the purchase by the Purchaser of the Purchased Assets:

4.1.1 Telecom is a corporation duly incorporated and organized and validly subsisting in good standing under the laws of the Province of Ontario; Telecom has the corporate power to own its property and to carry on the Purchased Business as now being conducted by it, is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of the Purchased Business or the Purchased Assets makes such qualification necessary;

4.1.2 The Purchased Assets are owned by the Vendors as the legal and beneficial owners thereof with good and marketable title thereto and are, as at Closing Date, free and clear of all mortgages, liens, charges, pledges, security interests, encumbrances, interests or claims whatsoever except as disclosed in writing to the Purchaser on the Closing Date;

4.1.3 No person, firm or corporation has any written or oral agreement, option, understanding or commitment, or any right or privilege capable of becoming an agreement, for the purchase from any of the Vendors of any of the Purchased Assets;

4.1.4 There are no actions, suits or proceedings pending against any or all of the Vendors at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which could materially adversely affect the title to the Purchased Assets or the ability of the Purchaser to carry on the Purchased Business;

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4.1.5    None of the  Vendors is in  default or breach of any of the  Agreements and all are now in good standing and in full force and effect without amendment thereto and the Vendors are entitled to all benefits thereunder;

4.1.6 None of the Vendors is a non-resident of Canada within the meaning of the Income Tax Act (Canada);

4.1.7 There is no appropriation, expropriation or seizure of any of the Vendors' assets that is pending or has been threatened against the Vendors;

4.1.8 Each of the Vendors has complied with all laws, statutes, ordinances, regulations, rules, judgments, decrees or orders applicable to the Purchased Business;

4.1.9 The Vendors will not, without the prior written consent of the Purchaser from the date hereof until the Closing Date, increase the number of employees of the Purchased Business or increase the remuneration of any of their employees, and they will make all payments in respect of such employees for vacation, Employment Insurance, Canada Pension Plan and Income Taxes to the Closing Date;

4.1.10 This Agreement has been duly executed and delivered by the Vendors and all conveyancing documents executed and delivered by the Vendors pursuant hereto shall have been duly executed and delivered by the Vendors and all corporate action required therefore has been taken or shall be taken prior to the Closing Date; this Agreement and the conveyance documents constitute legal, valid and binding obligations of each of the Vendors in accordance with their respective terms;

4.1.11 There are no financial commitments which are outstanding or due, or hereafter may become due, in respect of the Purchased Business or operations in respect thereof;

4.1.12 None of the Vendors has incurred any obligation or liability, contingent or otherwise, for brokers' or finder's fees in respect of this transaction for which the Purchaser shall have any obligation or liability;

4.1.13 Telecom is a registrant, and has as its registration number _________ for the purposes of the Goods and Services Tax (G.S.T.) and agrees to sign and do all things necessary to obtain an exemption pursuant to the Excise Tax Act;

4.1.14 The Vendors have the Purchased Business and the Purchased Assets insured against loss or damage by all insurable hazards or risks on a replacement cost basis and such insurance coverage will be continued in full force and effect to and including the Closing Date;

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4.1.15   None of the  Vendors  has  caused  or  permitted,  nor do they have any knowledge, of the release, in any manner whatsoever, of any hazardous substance on or from any of their properties or assets (including the leased premises) utilized in the Purchased Business, or any such release on or from a facility owned or operated by third parties, but with respect to which any or all of the Vendors in connection with the Purchased Business are or may reasonably be alleged to have liability.

4.1.16 Any liens, claims, encumbrances or security interests which affect the Purchased Assets shall be released and fully discharged on or prior to the Closing Date.

4.1.17 None of the Vendors has any liabilities which relate to any supply of goods or services to any or all of the Vendors or the Purchased Business up to and including the Closing Date, which may adversely affect the Purchased Assets including any Non-Permitted Liabilities;

4.1.18 The Vendors shall be responsible for all debts and liabilities of the Purchased Business up to and including the Closing Time, and shall and do hereby indemnify and save harmless the Purchaser from and against all claims, demands, actions or loss existing or incurred by any or all of the Vendors up to and including the Closing Time;

4.1.19 The Vendors shall secure and provide to the Purchaser any consent required to give effect to this transaction, including, without limitation, all consents required under any lease, unanimous shareholders agreements, agreements between any or all of the Vendors and third parties, agreements with insurers, or any other agreement to which any or all of the Vendors are a party;

4.1.20 The Vendors shall provide the Financial Statements to the Purchaser as soon as they become available;

4.1.21 Each of the Vendors agrees to be liable for and shall indemnify the Purchaser from and against, any and all claims that arise out of or relate to claims by employees in respect of whom satisfactory arrangements have not been made prior to the Closing Date.

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4.2   Notwithstanding  anything to the contrary herein expressed or implied,  it
      is  expressly   agreed  and  understood  that  the  foregoing   covenants,
      representations and warranties are true on the date hereof and shall be repeated at the Closing Date.

4.3 Each of the Vendors shall indemnify and save harmless the Purchaser from any liability it incurs as a result of the breach of any representation, warranty, covenant or condition of any of the Vendors.

                     SECTION 5 - COVENANTS, REPRESENTATIONS
                         AND WARRANTIES OF THE PURCHASER

5.1   The Purchaser hereby represents and warrants to the Vendors as follows:

5.1.1 The Purchaser is a corporation duly and properly incorporated and organized under the laws of the Province of Alberta and is a valid and subsisting corporation under such laws.

5.1.2 The execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action.

5.1.3 This Agreement and each further agreement contemplated by this Agreement when executed and delivered by the Purchaser and when duly and properly executed and delivered by each other party thereto will be a valid and binding agreement.

5.1.4 The Purchaser shall be responsible for all debts and liabilities of the Purchased Business incurred by the Purchaser from the Time of Closing onward and shall and does hereby indemnify and save harmless the Vendors from and against all claims, demands, actions or loss incurred by the Purchaser after the Closing Date.

5.2 The Purchaser shall indemnify and save harmless the Vendors from any liability it incurs as a result of the breach of any representation, warranty, covenant or condition of the Purchaser.

                         SECTION 6 - BOOKS AND RECORDS

6.1 At the Closing Time, there shall be delivered to the Purchaser by the Vendors all the books and records described in paragraph 2.1.4. The Purchaser agrees that it will preserve the books and records so delivered to it for a period of six (6) years from the Closing Date, or for such longer period as is required by any applicable law, and will permit the Vendors or their authorized representatives reasonable access thereto in connection with the affairs of the Vendors relating to their matters, but the Purchaser shall not be responsible or liable to the Vendors for or as result of any accidental loss or destruction of or damage to any such books or records.

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                        SECTION 7 - CLOSING ARRANGEMENTS

7.1   Vendors Obligations

At or before the Time of Closing:

7.1.1 The Vendors shall deliver to the Purchaser all necessary deeds, conveyances, bills of sale, assurances, transfers, assignments and consents, and any other documents necessary or reasonably required to effectively transfer the Purchased Assets to the Purchaser with a good and marketable title, free and clear of all mortgages, liens, charges, pledges, claims, security interests or encumbrances whatsoever, except as disclosed to the Purchaser on the Closing Date;

7.1.2 The Vendors shall deliver actual possession of the Purchased Assets to the Purchaser on the Closing Date;

7.1.3 On the Closing Date, the Vendors shall execute and deliver an agreement to the Purchaser in the form attached as Schedule "C" hereto, which provides that for a period of five (5) years from the Closing Date, they shall not directly or indirectly, in any manner whatsoever, canvas, solicit or approach any of the customers which comprise or are a part of the Book of Business in an attempt to sell them risk analysis or business continuity services.

7.1.4 The Vendors shall take or cause to be taken all necessary or desirable actions, steps and corporate proceedings to approve or authorize validly and effectively the transfer of the Purchased Assets to the Purchaser and the execution and delivery of this Agreement and other agreements and documents contemplated hereby.

7.1.5 Hoffman shall, forthwith following the Closing Date, use all reasonable efforts to effect the dissolution, winding-up and termination of Telecom.

                       SECTION 8 - SURVIVAL OF COVENANTS,
                         REPRESENTATIONS AND WARRANTIES

8.1 The covenants, representations and warranties of each of the Vendors contained in this Agreement and contained in certificates or documents submitted pursuant to or in connection with the transactions herein provided for shall survive the closing of the purchase and sale of the Purchased Assets for a reasonable period of time and, in any event, to be not less than two (2) years after the Closing Date.

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8.2   After the  expiration of the period of time referred to in subsection  8.1 above, each of the Vendors and the Purchaser will be released by the other
      of  them  from  all   obligations   and  liabilities  in  respect  of  the
      representations and warranties made by each of the Vendors or the Purchaser, as the case may be, that are contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement except with for any claims made in writing prior to the expiration of such period.

              SECTION 9 - CLOSING DATE AND TRANSFER OF POSSESSION

9.1   Transfer of Possession

Subject to compliance with the terms and conditions hereof, the transfer of possession of the Purchased Assets shall be deemed to take effect as at the close of business on the Closing Date.

9.2   Closing

The closing shall take place at the Time of Closing at Edmonton, Alberta, unless otherwise agreed to by the parties hereto.

9.3   Further Assurances

From time to time subsequent to the Closing Date, the Vendors shall at the request and expense of the Purchaser execute and deliver such additional conveyances, transfers and other assurances as may, in the opinion of counsel for the Purchaser, be reasonably required to carry out the intent of this Agreement and to transfer the Purchased Assets to the Purchaser.

                              SECTION 10 - GENERAL

10.1  Confidentiality of Information

In the event that the transactions contemplated herein are not consummated for any reason, the Purchaser covenants and agrees that for a period of one year following the Closing Date, except as otherwise authorized by the Vendors, or required by applicable law or the rules or policies of any regulatory authority or stock exchange having jurisdiction, neither the Purchaser nor its representatives, agents or employees will disclose to third parties, directly or indirectly, any confidential information or confidential data relating to the Vendors or the Purchased Business discovered by the Purchaser or its representatives as a result of the Vendors making available to the Purchaser and its representatives the information requested by them in connection with the transactions contemplated herein.

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10.2  Consultation

The parties shall consult with each other before issuing any press release or making any other public announcement with respect to this Agreement or the transactions contemplated hereby and, except as required by any applicable law or regulatory authority or stock exchange having jurisdiction, neither Telecom nor the Purchaser shall issue any such press release or make any such public announcement without the prior written consent of the others, which consent shall not be unreasonably withheld or delayed.

10.3  Disclosure

Prior to any public announcement of the transaction contemplated hereby pursuant to Section 10.2, no party shall disclose this Agreement or any aspect of such transaction except to its board of directors, its senior management, its legal, accounting, financial or other professional advisors, any financial institution contacted by it with respect to any financing required in connection with such transaction and counsel to such institution, or as may be required by any
applicable   law  or  any  regulatory   authority  or  stock   exchange   having
jurisdiction.

10.4  Best Efforts

The parties acknowledge and agree that, for all purposes of this Agreement, an obligation on the part of any party to use its best efforts to obtain any waiver, consent, approval, permit, license or other document shall not require such party to make any payment to any Person for the purpose of procuring the same, other than payments for amounts due and payable to such Person, payments for incidental expenses incurred by such Person and payments required by any applicable law or regulation.

10.5  Severability

Any term, condition or provision of this Agreement which is deemed to be, void, prohibited or unenforceable shall be severable herefrom, be ineffective to the extent of such avoidance, prohibition or unenforceability without in any way invalidating the remaining terms, conditions and provisions hereof.

10.6  Enforcement of Remedies

If at any time any party shall be in default of any of its covenants or agreements contained in or arising out of this Agreement, any remedy which may be available to any other party by virtue of any provision contained in this Agreement and as a consequence of such default shall be in addition to and not by way of substitution for any statutory or common law remedy which may also be available and all such remedies may be enforced either successively or concurrently.

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10.7  Non-Waiver

Neither the granting of any time or other indulgence to any party hereto nor the failure of any party to insist upon the strict performance of any covenant, term, or condition of this Agreement or to enforce its rights hereunder shall be construed as a waiver of its rights or remedies hereunder and the same shall continue in full force and effect.

10.8  Written Waiver

Except as otherwise provided herein, only a written waiver by a party hereto of any breach (whether actual or anticipated) of any of the terms, conditions, representations and warranties contained herein, shall be effective or binding on that party. Any waiver so given shall extend only to the particular breach so waived, and shall not limit or affect any rights for any other or future breach

10.9  Further Assurances

From the time subsequent to the Closing Date, each party to this Agreement covenants and agrees that it will at all times after the Closing Date, at the expense of the requesting party, promptly execute and deliver all such documents, including, without limitation, all such additional conveyances, transfers, consents and other assurances and do all such other acts and things as the other party, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

10.10 Notices

Any notice or acceptance required or permitted to be given under the terms of this Agreement shall be sufficiently given to the party to whom it is addressed if delivered the party (or if such party is a corporation, to an officer of that corporation), or, if forwarded by registered mail, return receipt requested, or, if sent by facsimile transmission as follows:

to the Purchaser at:

                  1000 Manulife Place
                  10180 101 St.
                  Edmonton, Alberta
                  T5J 3S4
                  Attention: Paul James Hookham
                  Fax No. (780) 409-9216
with a copy to:

                  Parlee McLaws LLP
                  Barristers & Solicitors
                  1500 Manulife Place
                  10180-101 Street
                  Edmonton, AB
                  T5J 4K1
                  Attention: David S. Tam
                  Fax No. (780) 423-2870

and to the Vendors at:

                  22 Cumming Drive
                  Barrie, Ontario  L4M 8H6
                  Attention: Terry Hoffman
                  Fax No.

or to such other address or facsimile number as a party may furnish in writing to the remaining parties from time to time. Any notice personally delivered before 4:30 p.m. local time at the place of delivery on a Business Day shall be deemed to have been received and given on the day of delivery and any notice personally delivered after 4:30 p.m. local time at the place of delivery on a Business Day or at any time during a day that is not a Business Day shall be deemed to have been received and given on the next following Business Day. Any notice mailed as aforesaid shall be deemed to have been received and given 6 clear days after the day it is mailed, unless there is a postal strike or other disruption affecting mail delivery, in which event the notice shall be deemed to have been received and given when it is actually received. Any notice transmitted by facsimile before 4:30 p.m. local time on a Business Day at the place to which it is sent shall be deemed to have been received and given on the day of transmission and any notice transmitted by facsimile after 4:30 local time at the place to which it is sent on a Business Day or at any time during a day that is not a Business Day shall be deemed to have been received and given on the next following Business Day.

10.11 Alteration of this Agreement

No change or modification to this Agreement shall be valid unless it shall be in writing and signed by all parties hereto.

10.12 Governing Law

This Agreement shall be subject to and be interpreted, construed and enforced in accordance with the laws in effect in the Province of Alberta. Each party hereto accepts and hereby irrevocably and unconditionally consents to submit to the jurisdiction of the courts of the Province of Alberta and all courts of appeal therefrom for any actions, suits and proceedings occurring out of or relating to this Agreement and the transactions contemplated thereby (and agrees not to commence any action, suit or proceeding relating thereto except in such courts). Each of the Parties hereto hereby irrevocably and unconditionally waives any objection to the venue of any actions, suits, or proceedings arising out of this Agreement or the transactions contemplated thereby being in the courts of the Province of Alberta and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

10.13 Time

Time shall be of the essence of this Agreement.

10.14 Entire Agreement

This Agreement supersedes all other agreements between the parties hereto relating to the purchase and sale of the Purchased Assets, constitutes the entire agreement between the parties and there are no statements, representations, warranties, undertakings or agreements, written or oral, express or implied, between the parties hereto except as herein set forth.

10.15 Assignment

The Purchaser may assign this Agreement or any of its rights or obligations hereunder with the prior written consent of the Vendors, such consent not to be arbitrarily or unreasonably withheld or delayed; provided however, that in the event of any such assignment, the assignor shall continue to be liable in respect of all of its covenants and obligations hereunder and the remaining parties hereto may require, as a condition of their consent, that the assignee covenant in writing directly with them to observe, perform and comply with the assignor's covenants and obligations hereunder.

10.16 Enurement

This Agreement and everything herein contained shall enure to the benefit of and be binding upon the parties, their successors and the permitted assignees of the Purchaser.

10.17 Execution in Counterpart

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

10.18 Delivery by Facsimile

This Agreement and any other agreement, document or instrument required or permitted hereby shall be deemed to be validly executed and delivered by a party when a copy thereof has been executed by that party and transmitted by facsimile to each of the remaining parties. A party delivering this Agreement or any such other agreement, document or instrument by facsimile as aforesaid covenants to promptly deliver to each of the remaining parties an originally executed copy of thereof by ordinary mail or by courier.

      IN WITNESS WHEREOF the parties hereto have executed this Agreement to be effective as of the date first above written.

                                        TELECOM SECURITY MANAGEMENT LTD.

                                        Per /s/ Terry Hoffman
                                            ------------------------------------

                                        Per
                                            ------------------------------------


                                        SECURAC INC.

                                        Per /s/ Paul James Hookham
                                            ------------------------------------

                                        Per
                                           -------------------------------------

                                           /s/ Terry Hoffman
----------------------------               -------------------------------------
WITNESS                                    TERRY HOFFMAN

                              SCHEDULE "A" - ASSETS

- all of the personal property presently located at 22 Cumming Drive, Barrie, Ontario

-     the Book of Business

-     all goodwill

-     all customer lists, files and information related to the Book of Business

-     pre-paid expenses

-     business records

-     filing cabinets

-     telephone systems

-     computers

-     furniture

-     all office supplies

                         SCHEDULE "B" - EXCLUDED ASSETS

-     To be determined between the parties.

                    SCHEDULE "C" - NON-COMPETITION AGREEMENT